Exhibit 99.1
HashiCorp Announces Third Quarter of Fiscal Year 2024 Financial Results
•Third quarter revenue totaled $146.1 million, representing an increase of 17% year-over-year.
•Trailing four quarter average Net Dollar Retention Rate was 119% at the end of the third quarter of fiscal 2024 as compared to 134% at the end of third quarter of fiscal 2023.
•Third quarter total GAAP RPO totaled $678.2 million, representing an increase of 28% year-over-year; Third quarter current GAAP RPO totaled $402.1 million, representing an increase of 25% year-over-year.
•Third quarter total non-GAAP RPO totaled $700.4 million, representing an increase of 27% year-over-year; Third quarter current non-GAAP RPO totaled $420.8 million, representing an increase of 23% year-over-year.
•Third quarter GAAP net loss totaled $39.5 million. The third quarter was HashiCorp's first quarter with positive Non-GAAP net income, which totaled $5.6 million.
SAN FRANCISCO – December 7, 2023 – HashiCorp, Inc. (NASDAQ: HCP), a leading provider of multi-cloud infrastructure automation software, today announced financial results for its third quarter of fiscal 2024, ended October 31, 2023.
“I’m pleased with our solid third quarter results including 17% year-over-year revenue growth," said Dave McJannet, CEO of HashiCorp. “Our teams continue to demonstrate consistent execution despite ongoing macroeconomic challenges. We are focused on near-term performance and meeting our long-term opportunity, which includes investment in our go-to-market efforts and our cloud offerings.”
“In Q3 of FY24, we achieved meaningful progress on our path to profitability, with our first quarter as a company with positive Non-GAAP EPS,” said Navam Welihinda, CFO of HashiCorp. “I’m pleased with our performance in improving efficiency and increasing free cash flow, and we are seeing success from the steps we’re taking to realize further operating leverage in our business."
Fiscal 2024 Third Quarter Financial Results
Revenue: Total revenue was $146.1 million in the third quarter of fiscal 2024, up 17% from $125.3 million in the same period last year.
Gross Profit: GAAP gross profit was $120.5 million in the third quarter of fiscal 2024, representing an 82% gross margin, compared to a GAAP gross profit of $102.8 million and an 82% gross margin in the same period last year. Non-GAAP gross profit was $125.4 million in the third quarter fiscal 2024, representing an 86% non-GAAP gross margin, compared to a non-GAAP gross profit of $106.7 million and an 85% non-GAAP gross margin in the same period last year.
Operating Loss: GAAP operating loss was $55.6 million in the third quarter of fiscal 2024, compared to GAAP operating loss of $77.3 million in the same period last year. Non-GAAP operating loss was $10.5 million in the third quarter of fiscal 2024, compared to a non-GAAP operating loss of $30.4 million in the same period last year.
Net Income (Loss): GAAP net loss was $39.5 million in the third quarter of fiscal 2024, compared to a GAAP net loss of $72.0 million in the same period last year. Non-GAAP net income was $5.6 million in the third quarter of fiscal 2024, compared to a non-GAAP net loss of $25.0 million in the same period last year.
Net Income (Loss) per Share: GAAP net loss per share was $0.20 based on 194.6 million weighted-average shares outstanding in the third quarter of fiscal 2024, compared to a GAAP net loss per share of $0.38 based on 187.1 million weighted-average shares outstanding in the same period last year. Non-GAAP net income per share was $0.03 in the third quarter of fiscal 2024, compared to a non-GAAP net loss per share of $0.13 in the same period last year.
Remaining Performance Obligation (RPO) Total RPO was $678.2 million in the third quarter of fiscal 2024, up from $531.8 million in the same period last year. The current portion of GAAP RPO was $402.1 million at the end of the third quarter of fiscal 2024, up from $322.4 million at the end of the same period last year. Total non-GAAP RPO was $700.4 million at the end of the third quarter of fiscal 2024, up from $553.4 million at the end of the same period last year. The current portion of non-GAAP RPO was $420.8 million at the end of the third quarter of fiscal 2024, up from $341.5 million at the end of the same period last year.
Cash, cash equivalents, and investments: Net cash provided by operating activities was $8.7 million in the third quarter of fiscal 2024, compared to $15.2 million used in operating activities in the same period last year. Cash, cash equivalents and short-term investments totaled $1,255.7 million at the end of the third quarter of fiscal 2024, compared to $1,274.9 million at the end of the same period last year.
Reconciliations of GAAP financial measures to the most comparable non-GAAP financial measures have been provided in the tables included in this release.
Fiscal 2024 Third Quarter and Recent Operating Highlights
•HashiCorp ended the third quarter of fiscal 2024 with 4,354 customers, up from 4,217 customers at the end of the previous fiscal quarter, and up from 3,648 customers at the end of the third quarter of fiscal 2023.
•The Company ended the third quarter of fiscal 2024 with 877 customers with equal or greater than $100,000 in Annual Recurring Revenue (“ARR”), up from 851 customers at the end of the previous fiscal quarter and 760 customers at the end of the third quarter of fiscal 2023.
•Customers with equal to or greater than $100,000 in ARR represented 89% of total revenue in the third quarter of fiscal 2024 compared to 89% in the previous fiscal quarter and 89% in the third quarter of fiscal 2023.
•Quarterly subscription revenue from HashiCorp Cloud Platform (HCP) reached $19.9 million in the third quarter of fiscal 2024, up from $18.4 million in the previous fiscal quarter and up from $12.9 million in the third quarter of fiscal 2023.
Other Highlights
During the third quarter, HashiCorp continued to invest across its product portfolio and expand its ecosystem, including the following announcements:
•Company news:
◦Held HashiConf, our global user conference, in San Francisco, with 1,200+ in-person attendees and 12,000+ attending virtually.
•Awards and Recognition:
◦Datadog Partner Network Integration Developer Partner of the Year Award.
◦Named in the 2023 Gartner® Magic Quadrant™ for Privileged Access Management (PAM)
•Product Updates and Improvements announced at HashiConf include:
◦Updates to HashiCorp Developer portal to provide a Developer AI powered by Generative AI to accelerate practitioner learning and adoption.
◦Terraform
▪New Terraform testing and UX features, designed to improve developer velocity, code quality, and infrastructure cost management. The new announcements include:
•Terraform test framework to help developers produce higher-quality modules more quickly.
•Test-integrated module publishing (beta) to streamline the testing and publishing process.
•AI-generated module tests (beta) to help module authors get started in seconds.
•HashiCorp Terraform Cloud uses Generative AI to automatically generate tests for Terraform modules, simplifying the experience for practitioners.
▪Enhanced editor validation in Microsoft Visual Studio Code to make it easier to find and resolve errors.

▪Stacks (in private preview) is the biggest improvement to Terraform since its initial release. Stacks enables complex orchestration across multiple environments and layers of infrastructure, simplifying the management of cloud infrastructure at scale.
▪Ephemeral workspaces that optimize infrastructure spend by providing the option to automatically decommission resources after a predetermined period of time.
◦Vault
▪HCP Vault Secrets, a new software-as-a-service (SaaS) offering of Vault that focuses on secrets management for developers and lets users onboard quickly. This service went Generally Available at HashiConf, after successfully onboarding thousands of applications during the public beta starting at HashiDays Europe.
▪Vault secret sync (beta), which allows centralization of secrets management both for consuming secrets from leading secrets engines, and for writing updated secrets back to those engines.
▪HCP Vault Radar (alpha), the first preview of the integration into HCP since the acquisition of BluBracket. HCP Vault Radar enables customers to scan, identify, and remediate secrets inadvertently stored in source code, development environments, internal wikis, chat services, and ticketing systems.
◦Boundary
▪HashiCorp Boundary 0.14, with an embedded terminal in the desktop client and general availability of LDAP support.
◦Consul
▪Consul 1.17 (beta), which includes multi-port support, locality-aware routing, sameness groups, and more.
▪HCP Consul Central, formerly known as the management plane for HCP Consul, which adds observability and management features for both HashiCorp-managed and self-managed clusters.
◦Packer
▪HCP Packer Webhooks, enabling users to configure webhooks at the project level, allowing them to trigger custom automation in response to image lifecycle events.
▪Streamlined run task reviews, which prevents the deployment of non-approved images in two ways with data source image validation and resource image validation.
◦Waypoint
▪Templates (beta), which enables enterprise platform teams to abstract and standardize application scaffolding.
▪Add-ons (beta), which helps define application dependencies, such as infrastructure resources, using HashiCorp Terraform, and makes them available to application developers as dependencies.
◦Nomad
▪HashiCorp Nomad 1.6 brings support for multiple pools of compute, and the ability to segment access to them to ensure quality of service. Nomad 1.7 adds workload identity capabilities to simplify integration of Nomad-based applications with native cloud services. Additionally, 1.7 builds upon Machine Learning use cases by adding NUMA-aware scheduling.
Financial Outlook
For the fourth quarter of fiscal 2024, the Company currently expects:
•Total revenue of $148 - $150 million
•Non-GAAP operating loss of $16 - $13 million
•Non-GAAP EPS income of $0.00 - $0.02

•Weighted Average Fully Diluted Shares of 205.0 million
For the full fiscal year 2024, the Company currently expects:
•Total revenue of $576 - $578 million
•Non-GAAP operating loss of $89 - $86 million
•Non-GAAP EPS loss of $0.14 - $0.12
•Weighted Average Fully Diluted Shares of 193.0 million
•Non-GAAP Free Cash Flow Margin of approximately (5)%
HashiCorp has not reconciled its expectations as to fourth quarter and fiscal year 2024 non-GAAP operating loss, non-GAAP loss per share, and non-GAAP free cash flow margin to the most directly comparable GAAP measures. Due to the limited public trading history and significant volatility in the price of HashiCorp’s common stock, certain items, which could be material, cannot be calculated without unreasonable efforts. In particular, the measures and effects of our stock-based compensation expense specific to our equity compensation awards and employer payroll tax-related items on employee stock transactions are directly impacted by the timing of employee stock transactions and unpredictable fluctuations in our stock price, each of which we expect to have a significant impact on our future GAAP financial results.
Conference Call Information
HashiCorp will host a conference call on Thursday, December 7, 2023 at 2 p.m. PDT to discuss HashiCorp’s financial results and financial guidance. The live conference call may be accessed by registering using the link available on our investor relations site at ir.hashicorp.com.
Upon registration, all telephone participants will receive the dial-in number along with a unique PIN that can be used to access the call. A webcast replay will be available following the conclusion of the live broadcast and will be accessible on HashiCorp’s investor relations site at ir.hashicorp.com.
About HashiCorp, Inc.
HashiCorp is a leader in multi-cloud infrastructure automation software. HashiCorp's software suite enables organizations to adopt consistent workflows and create a system of record for automating the cloud: infrastructure provisioning, security, networking, and application deployment. HashiCorp’s portfolio of products includes Vagrant™, Packer™, Terraform®, Vault™, Consul®, Nomad™, Boundary™, and Waypoint™. HashiCorp offers products as community, enterprise, and as managed cloud services. The company is headquartered in San Francisco, though most HashiCorp employees work remotely, strategically distributed around the globe. For more information, visit hashicorp.com.
All product and company names are trademarks or registered trademarks of their respective holders.

Forward-Looking Statements
This press release and the accompanying conference call contain forward-looking statements within the meaning of the Private Securities Litigation Act of 1995, as amended, including, among others, statements about HashiCorp’s business strategy, HashiCorp’s performance in the market in light of the current purchasing environment, long-term opportunity related to HashiCorp’s product innovation, HashiCorp’s path toward profitability, and HashiCorp’s financial outlook for the second quarter and full year of fiscal 2024. In some cases you can identify forward- looking statements because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “likely,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or similar expressions and the negatives of those terms.
Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially from current expectations and beliefs, including but not limited to risks and uncertainties related to market conditions, HashiCorp and its business as set forth in our filings with the Securities and Exchange Commission (“SEC”) pursuant to our Annual Report on Form 10-K dated March 27, 2023 and our future reports that we may file from time to time with the SEC. These documents contain and identify important factors that could cause the actual results for HashiCorp to differ materially from those contained in HashiCorp’s forward-looking statements. Any forward-looking statements contained in this press release speak only as of the date hereof, and HashiCorp specifically disclaims any obligation to update any forward-looking statement, except as required by law.
Use of Non-GAAP Financial Measures
In addition to our results determined in accordance with GAAP, we have disclosed non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating loss, non-GAAP net loss, non-GAAP net loss per share, non-GAAP free cash flow and total and current non-GAAP RPOs, which are all non-GAAP financial measures. We have provided tabular reconciliations of each non-GAAP financial measure to its most directly comparable GAAP financial measure at the end of this release.
We calculate non-GAAP gross profit as GAAP gross profit before amortization of stock-based compensation included in the amortized expenses of capitalized internal-use software, stock-based compensation expense, and amortization of acquired intangibles included in cost of revenue.
We calculate non-GAAP gross margin as GAAP gross margin before the impact of stock-based compensation of capitalized internal-use software, stock-based compensation expense and amortization of acquired intangibles included in cost of revenue as a percentage of revenue.
We calculate non-GAAP operating loss as GAAP operating loss before amortization of stock-based compensation of capitalized internal-use software, stock-based compensation expense, amortization of acquired intangibles, and acquisition-related expenses. We calculate non-GAAP net loss as GAAP net loss before amortization of stock-based compensation of capitalized internal-use software, stock-based compensation expense, amortization of acquired intangibles, and acquisition-related expenses comprise one-time costs associated with advisory, legal, and other professional fees. .
We calculate non-GAAP net income (loss) per share as non-GAAP net income (loss) divided by weighted average shares outstanding (basic and diluted).
We calculate non-GAAP free cash flow as net cash provided by (used in) operating activities less purchases of property and equipment and capitalized internal-use software costs. Non-GAAP free cash flow as a % of revenue is calculated as non-GAAP free cash flow divided by total revenue.

We calculate non-GAAP RPOs as RPOs plus customer deposits, which are refundable pre-paid amounts, based on the timing of when these customer deposits are expected to be recognized as revenue in future periods. The current portion of non-GAAP RPO represents the amount to be recognized as revenue over the next 12 months.
Our management team uses these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.
Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In particular, other companies may report non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations, non-GAAP net loss, non-GAAP net loss per share, non-GAAP free cash flow, non-GAAP RPOs or similarly titled measures but calculate them differently, which reduces their usefulness as comparative measures. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, as presented below. This earnings press release and any future releases containing such non-GAAP reconciliations can also be found on the Investor Relations page of our website at https://ir.hashicorp.com.

HashiCorp, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2023	2022	2023	2022
Revenue:
License	$15,973	$17,823	$47,855	$43,505
Support	106,098	89,500	312,008	252,965
Cloud-hosted services	19,863	12,875	54,779	32,344
Subscription revenue	141,934	120,198	414,642	328,814
Professional services and other	4,191	5,143	12,712	11,287
Total revenue	146,125	125,341	427,354	340,101
Cost of revenue:
Cost of license	293	393	1,376	1,146
Cost of support	13,356	12,149	44,503	35,259
Cost of cloud-hosted services	7,692	5,849	22,339	16,378
Cost of subscription revenue	21,341	18,391	68,218	52,783
Cost of professional services and other	4,264	4,157	13,509	10,694
Total cost of revenue	25,605	22,548	81,727	63,477
Gross profit	120,520	102,793	345,627	276,624
Operating expenses:
Sales and marketing	87,320	92,872	279,019	260,798
Research and development	54,349	53,887	168,504	148,947
General and administrative	34,424	33,372	104,083	101,278
Total operating expenses	176,093	180,131	551,606	511,023
Loss from operations	(55,573)	(77,338)	(205,979)	(234,399)
Interest income	16,765	8,584	48,045	13,126
Other expenses, net	(407)	(2,882)	(632)	(2,922)
Loss before income taxes	(39,215)	(71,636)	(158,566)	(224,195)
Provision (benefit) for income taxes	258	322	480	744
Net loss	$(39,473)	$(71,958)	$(159,046)	$(224,939)
Net loss per share attributable to Class A and Class B common stockholders, basic and diluted	$(0.20)	$(0.38)	$(0.83)	$(1.22)
Weighted-average shares used to compute net loss per share attributable to Class A and Class B common stockholders, basic and diluted	194,600	187,080	192,693	185,124

HashiCorp, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands, except per share amounts)
(unaudited)

	As of
	October 31, 2023	January 31, 2023
Assets
Current assets:
Cash and cash equivalents	$729,826	$1,286,134
Short-term investments	525,825	—
Accounts receivable, net of allowance	108,183	162,369
Deferred contract acquisition costs	45,508	42,812
Prepaid expenses and other current assets	29,248	17,683
Total current assets	1,438,590	1,508,998
Deferred contract acquisition costs, non-current	79,676	81,286
Acquisition-related intangible assets, net	12,319	—
Goodwill	12,265	—
Other assets, non-current	43,419	38,056
Total assets	$1,586,269	$1,628,340
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$6,111	$12,450
Accrued expenses and other current liabilities	13,210	10,163
Accrued compensation and benefits	51,974	58,628
Deferred revenue	264,422	272,909
Customer deposits	22,173	26,699
Total current liabilities	357,890	380,849
Deferred revenue, non-current	25,780	29,335
Other liabilities, non-current	10,876	12,806
Total liabilities	394,546	422,990
Commitments and contingencies (Note 11)
Stockholders’ equity:
Class A common stock, par value of $0.000015 per share; 1,000,000 and 1,000,000 shares authorized as of October 31, 2023 and January 31, 2023, respectively; 115,432 and 88,823 shares issued and outstanding as of October 31, 2023 and January 31, 2023, respectively	1	1
Class B common stock, par value of $0.000015 per share; 200,000 and 200,000 shares authorized as of October 31, 2023 and January 31, 2023, respectively; 80,096 and 101,145 shares issued and outstanding as of October 31, 2023 and January 31, 2023, respectively	2	2
Additional paid-in capital	2,132,382	1,985,747
Accumulated other comprehensive loss	(1,216)	—
Accumulated deficit	(939,446)	(780,400)
Total stockholders’ equity	1,191,723	1,205,350
Total liabilities and stockholders’ equity	$1,586,269	$1,628,340
`

HashiCorp, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(amounts in thousands)
(unaudited)

	Nine Months Ended October 31,
	2023	2022
Cash flows from operating activities
Net loss	$(159,046)	$(224,939)
Adjustments to reconcile net loss to cash from operating activities:
Stock-based compensation expense, net of amounts capitalized	130,048	135,372
Depreciation and amortization expense	6,586	3,178
Non-cash operating lease cost	2,222	2,135
Accretion of discounts on marketable securities	(8,505)	—
Deferred income taxes	(482)	—
Other	67	(8)
Changes in operating assets and liabilities:
Accounts receivable	54,116	11,541
Deferred contract acquisition costs	(1,086)	(21,491)
Prepaid expenses and other assets	(11,843)	3,391
Accounts payable	(6,589)	2,100
Accrued expenses and other liabilities	(3,403)	(2,663)
Accrued compensation and benefits	(6,654)	(3,735)
Deferred revenue	(12,042)	10,893
Customer deposits	(4,526)	(1,814)
Net cash used in operating activities	(21,137)	(86,040)
Cash flows from investing activities
Business combination, net of cash acquired	(20,860)	—
Purchases of property and equipment	(491)	(140)
Capitalized internal-use software	(8,536)	(6,174)
Purchases of short-term investments	(691,220)	—
Proceeds from sales of short-term investments	26,372	—
Proceeds from maturities of short-term investments	146,662	—
Net cash used in investing activities	(548,073)	(6,314)
Cash flows from financing activities
Taxes paid related to net share settlement of equity awards	(236)	(222)
Proceeds from issuance of common stock upon exercise of stock options	2,943	3,155
Proceeds from issuance of common stock under employee stock purchase plan	10,195	8,501
Net cash provided by financing activities	12,902	11,434
Net decrease in cash, cash equivalents, and restricted cash	(556,308)	(80,920)
Cash, cash equivalents, and restricted cash beginning of period	1,286,134	1,357,613
Cash, cash equivalents, and restricted cash end of period	$729,826	$1,276,693

HashiCorp, Inc.
RECONCILIATION OF GAAP TO NON-GAAP DATA
(amounts in thousands, except per share amounts and percentages)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2023	2022	2023	2022
Reconciliation of gross profit
GAAP gross profit	$120,520	$102,793	$345,627	$276,624
Add: Amortization of stock-based compensation of capitalized internal-use software	511	267	1,343	658
Add: Stock-based compensation expense	3,746	3,666	11,225	10,552
Add: Amortization of acquired intangibles	$625	$—	$1,042	$—
Non-GAAP gross profit	$125,402	$106,726	$359,237	$287,834
GAAP gross margin	82%	82%	81%	81%
Non-GAAP gross margin	86%	85%	84%	85%
Reconciliation of loss from operations
GAAP loss from operations	$(55,573)	$(77,338)	$(205,979)	$(234,399)
Add: Amortization of stock-based compensation of capitalized internal-use software	511	267	1,343	658
Add: Stock-based compensation expense	43,766	46,710	130,048	135,372
Add: Amortization of acquired intangibles	709	—	1,181	—
Add: Acquisition-related expenses	46	—	502	—
Non-GAAP loss from operations	$(10,541)	$(30,361)	$(72,905)	$(98,369)
GAAP operating margin	(38)%	(62)%	(48)%	(69)%
Non-GAAP operating margin	(7)%	(24)%	(17)%	(29)%

	Three Months Ended October 31,		Nine Months Ended October 31,
	2023	2022	2023	2022
Reconciliation of net loss and net loss per share
GAAP net loss	$(39,473)	$(71,958)	$(159,046)	$(224,939)
Add: Amortization of stock-based compensation of capitalized internal-use software	511	267	1,343	658
Add: Stock-based compensation expense	43,766	46,710	130,048	135,372
Add: Amortization of acquired intangibles	709	—	1181	—
Add: Acquisition-related expenses	46	—	502	—
Non-GAAP net income (loss)	$5,559	$(24,981)	$(25,972)	$(88,909)
GAAP net loss per share, basic and diluted	$(0.20)	$(0.38)	$(0.83)	$(1.22)
Non-GAAP net income (loss) per share, basic	$0.03	$(0.13)	$(0.13)	$(0.48)
Non-GAAP net income (loss) per share, diluted	$0.03	$(0.13)	$(0.13)	$(0.48)
Weighted-average shares used to compute GAAP net loss per share, basic and diluted	194,600	187,080	192,693	185,124
Weighted-average shares used to compute Non-GAAP net income (loss) per share, basic	194,600	187,080	192,693	185,124
Weighted-average shares used to compute Non-GAAP net income (loss) per share, diluted	203,874	187,080	192,693	185,124

Reconciliation of free cash flow
GAAP net cash used in operating activities	$8,657	$(15,171)	$(21,137)	$(86,040)
Add: purchases of property and equipment	(74)	(68)	(491)	(140)
Add: capitalized internal-use software	(2,867)	(2,658)	(8,536)	(6,174)
Non-GAAP free cash inflow (outflow)	$5,716	$(17,897)	$(30,164)	$(92,354)
GAAP net cash provied by (used in) operating activities as a % of revenue	6%	(12)%	(5)%	(25)%
Non-GAAP free cash inflow (outflow) as a % of revenue	4%	(14)%	(7)%	(27)%

Trailing twelve months ("TTM") Total Revenue	$563,142	$436,624	$563,142	$436,624
TTM cash used in operating activities	(19,559)	(93,038)	(19,559)	(93,038)
TTM free cash inflow (outflow)	(31,153)	(101,210)	(31,153)	(101,210)
TTM cash used in operating activities as a % of revenue	(3)%	(21)%	(3)%	(21)%
TTM free cash inflow (outflow) as a % of revenue	(6)%	(23)%	(6)%	(23)%

HashiCorp, Inc.
RECONCILIATION OF GAAP TO NON-GAAP RPOS
(amounts in thousands)
(unaudited)

	As of
	October 31, 2023	January 31, 2023
GAAP RPOs
GAAP short-term RPOs	$402,056	$375,072
GAAP long-term RPOs	276,168	271,992
Total GAAP RPOs	$678,224	$647,064
Add:
Customer deposits
Customer deposits expected to be recognized within the next 12 months	$18,728	$22,657
Customer deposits expected to be recognized after the next 12 months	3,445	4,042
Total customer deposits	$22,173	$26,699
Non-GAAP RPOs
Non-GAAP short-term RPOs	$420,784	$397,729
Non-GAAP long-term RPOs	279,613	276,034
Total Non-GAAP RPOs	$700,397	$673,763

HashiCorp, Inc.
PRESENTATION OF KEY HISTORICAL BUSINESS METRICS
(dollars in millions, except customers and percentages)
(unaudited)

	Three Months Ended
	October 31, 2023	July 31, 2023		April 30, 2023		January 31, 2023		October 31, 2022
Number of customers (as of end of period)	4,354	4,217		4,153	(2)	3,870	(2)	3,648	(2)
Number of customers equal or greater than $100,000 in ARR	877	851		830		798		760
GAAP Remaining Performance Obligations ($M)	$678.2	$682.5		$635.3		$647.1		$531.8
Non-GAAP Remaining Performance Obligations ($M)(1)	$700.4	$708.0		$660.2	(1)	$673.8	(1)	$553.4	(1)
Quarterly subscription revenue from HCP ($M)	$19.9	$18.4		$16.5		$14.5		$12.9
Trailing four quarters average Net Dollar Revenue Retention Rate	119%	124%		127%		131%		134%
Trailing twelve months cash used in operating activities as a % of revenue	(3)%	(8)%		(13)%		(18)%		(21)%
Trailing twelve months Non-GAAP free cash flow as a % of revenue(1)	(6)%	(10)%	(1)	(15)%	(1)	(20)%	(1)	(23)%	(1)
(1) For the reconciliation of GAAP to non-GAAP for the historical periods presented, refer to our prior earning releases.
(2) Subsequent to the issuance of our Form 10-K for the fiscal year ended January 31, 2023, we identified an immaterial error in the calculation of our total customers count related to our self-service, or "pay as you use," customers, which we have corrected accordingly.

HashiCorp, Inc.
PRESENTATION OF KEY HISTORICAL FINANCIAL DATA
(amounts in thousands)
(unaudited)

	Three Months Ended
	October 31, 2023	July 31, 2023		April 30, 2023		January 31, 2023		October 31, 2022
Revenue	$146,125	$143,246		$137,983		$135,788		$125,341
GAAP net cash provided by (used in) operating activities	$8,657	$(29,794)		$3,874		$1,578		$(15,171)
Non-GAAP free cash flow	$5,716	$(36,625)	(1)	$744	(1)	$(1,106)	(1)	$(17,897)	(1)
(1) For the reconciliation of GAAP to non-GAAP for the historical periods presented, refer to our prior earning releases.

Investor Contact
Alex Kurtz
HashiCorp
ir@hashicorp.com
Media Contact
Kate Lehman
HashiCorp
media@hashicorp.com